Exhibit 99.1

Stock Yards Bancorp Posts Record Results for 2014

Fourth Quarter Net Income Increases 38%; Full Year 2014 up 28%

LOUISVILLE, Ky.--(BUSINESS WIRE)--January 28, 2015--Stock Yards Bancorp, Inc. (NASDAQ: SYBT), parent company of Stock Yards Bank & Trust Company, with offices in the Louisville, Indianapolis and Cincinnati metropolitan markets, today reported results for the fourth quarter and year ended December 31, 2014, with earnings per diluted share of $0.59 and $2.36, respectively. The Company's strong performance for 2014 continued to reflect several key drivers, including:

  A net increase in the loan portfolio of 8.6% for 2014, with record loan production for the year;
  Further improvements in overall credit quality, which enabled the Company to forego a provision for loan losses in the fourth quarter and post a net release of reserves for the year;
  12% growth in revenue from investment management and trust services;
  A generally stable net interest margin; and
  Significantly higher returns on average equity and assets.

The following is a summary of the Company's reported results:

Quarter Ended December 31,	2014	2013	Change
Net income	$8,722,000	$6,313,000	38%
Net income per share, diluted	$0.59	$0.43	37%
Return on average equity	13.46%	10.90%
Return on average assets	1.39%	1.07%

Year Ended December 31,	2014	2013	Change
Net income	$34,822,000	$27,170,000	28%
Net income per share, diluted	$2.36	$1.89	25%
Return on average equity	14.19%	12.34%
Return on average assets	1.45%	1.22%

"We are pleased to report significant and ongoing momentum in our operations as 2014 came to a close," said David P. Heintzman, Chairman and Chief Executive Officer, "leading to record earnings per diluted share for the fourth consecutive year. Throughout the past year, we have spoken of our strong loan pipeline coupled with a stable net interest margin, steadily improving credit quality, and the noteworthy contribution to operations from our investment management and trust department. Together these drivers combined in 2014 to produce substantial growth for the Company, generate strong returns for stockholders, and further secure our position as one of the nation's top-performing community banks.

"While we continued to experience pressure on overall loan growth during 2014 from early repayments, we were pleased to see accelerating loan production in the fourth quarter, which helped us overcome that challenge and finish the year with our portfolio increasing nearly 9%," Heintzman continued. "Driving this growth was a 10% overall increase in loan production, and we were pleased that all of our markets participated in this success. Additionally, in many instances where loan payoffs have occurred, they reflected economically driven actions by customers to dispose of loan collateral or pay down loans and lines of credit with available cash. Since these payoffs generally were not due to competitive pressure, we believe these customers remain excellent prospects for future lending opportunities as circumstances evolve.

"As to credit quality, we experienced steady and ongoing improvements throughout 2014, with many of the metrics used to assess the strength of our portfolio returning to their lowest levels since 2008," Heintzman noted. "These improvements provided the basis for our decision to release some loan loss reserves during 2014. We believe that our allowance for loan losses remains sufficient to absorb the risk inherent in our loan portfolio at year-end."

Heintzman noted that the Company's investment management and trust department, with $2.3 billion of assets under management, produced steadily higher revenue in each quarter of 2014, culminating in a record $18.2 million in revenue for the year – up 12% from 2013. Heintzman added, "We believe that our investment management and trust department continues to distinguish Stock Yards Bank & Trust among community banks, providing us with a significant source of recurring non-interest revenue – both in terms of breadth and quality, which most other community banks do not possess."

Heintzman continued, "Importantly, the achievements of the past year translated in a very tangible way in terms of enhanced stockholder value. During 2014, we raised our cash dividends to stockholders 9% cumulatively, reflecting two separate increases during the year. With the increases in 2014, we now have raised our dividend six times over the past four years for a cumulative increase of more than 35%."

Concluding, Heintzman said, "We enter 2015 with solid momentum and a sense of optimism about the growth opportunities for our company in the coming year. Our lending pipeline remains consistent with the level seen at this same time last year. Augmenting this, we expect to grow market share with the opening of three branch locations in 2015 – one on the south side of Indianapolis and two in northern Kentucky near the Cincinnati metropolitan area – as we seek to capitalize on local market opportunities. We do expect to encounter slower growth in the coming year with our investment management and trust services as some revenue that boosted 2014 results is not expected to recur at the same level in 2015. Still, we expect our investment management and trust department will continue to factor significantly in our financial results and provide strategic diversity to our revenue streams. With this outlook, we believe Stock Yards Bancorp – as a leading community bank in economically strong markets – remains poised for growth as the overall business climate continues to improve. Moreover, our strong capital base provides us with the financial flexibility to pursue growth opportunities as they arise and positions us to extend our record of steadily higher dividend payments as we strive to further enhance stockholder value."

Total assets increased $175 million or 7% at December 31, 2014, reaching $2.56 billion compared with $2.39 billion at December 31, 2013. The Company's loan portfolio increased $147 million or 9% to $1.87 billion at December 31, 2014, compared with $1.72 billion at December 31, 2013. Total deposits increased $143 million or 7% to $2.12 billion at December 31, 2014, from $1.98 billion at December 31, 2013. Core deposits as a percentage of total deposits increased to 93.9% at December 31, 2014, from 92.9% at December 31, 2013.

The Company's capital levels remained strong during the fourth quarter of 2014 and significantly exceeded the required minimums necessary to be considered a "well-capitalized" institution – the highest capital rating for financial institutions. With its consistently strong capital position, Stock Yards Bancorp has continued to enhance stockholder value steadily by increasing cash dividends while maintaining its financial flexibility to pursue expansion and other opportunities that may arise.

In conjunction with the review of income statement items, it should be noted that the Company's results for 2013 included non-core items, including the write-off of debt issuance costs related to the redemption of trust preferred securities in the fourth quarter and net acquisition costs incurred with the second quarter acquisition of THE BANCorp, INC. ("BANCorp"). These items reduced net income for the fourth quarter of 2013 by $835 thousand or $0.06 per diluted share and reduced net income for 2013 by $1.1 million or $0.08 per diluted shares.

Net interest income – the Company's largest source of revenue – increased $1.7 million or 8% to $21.5 million in the fourth quarter of 2014 from $19.8 million in the prior-year quarter. For 2014, net interest income increased $6.5 million or 8% to $83.8 million from $77.3 million in the prior-year period.

In the fourth quarter of 2014, net interest margin was 3.67% versus 3.80% in the third quarter of 2014 and 3.61% in the fourth quarter of 2013. The Company's normalized or core net interest margin (core net interest margin is a non-GAAP financial measure, see Reconciliation of Net Interest Margin to Core later in this release), which excludes the effect of prepayment penalties, late charges, interest adjustments on non-accrual loans, and the accretion of fair value adjustments, was 3.64% for the fourth quarter of 2014, down nine basis points from the third quarter of 2014, but up 11 basis points from the fourth quarter of 2013. The decline in core net interest margin in the fourth quarter of 2014 versus the linked third quarter was due primarily to excess liquidity caused by a temporary influx of public funds at the end of the year. This excess liquidity, which results in low-yielding short-term investments and consequently lower net interest margin, does not result in lower earnings. The Company expects liquidity to return to normal levels during the first and second quarters of 2015. Net interest margin in the fourth quarter of 2014 compared with the same quarter last year reflected a 13 basis point benefit from the early redemption of the Company's trust preferred securities at the end of December 2013.

Net interest margin for the full year increased 1 basis point to 3.75% from 3.74% for 2013. Core net interest margin for 2014 was 3.70%, up four basis points from 3.66% for 2013, again reflecting a benefit of 13 basis points from the early redemption of the Company's trust preferred securities in December 2013, which helped offset other margin pressures.

Non-performing loans (NPLs) totaled $11.9 million or 0.64% of total loans outstanding at December 31, 2014, representing the lowest year-end level as a percentage of total loans since 2008. This decline reflected the anticipated migration of one large credit to other real estate owned (OREO) after a charge down. NPLs at year-end 2014 were down from $20.5 million or 1.15% of total loans outstanding at September 30, 2014, and $22.9 million or 1.33% of total loans at December 31, 2013. Non-performing assets (NPAs), which include NPLs and repossessed assets, were $17.9 million or 0.70% of total assets at December 31, 2014, again the lowest year-end level as a percentage of total assets since 2008. NPAs at year-end 2014 were down from $23.3 million or 0.97% of total assets at September 30, 2014, and $28.5 million or 1.19% of total assets at December 31, 2013.

Net charge-offs in the fourth quarter of 2014 totaled $2.2 million or 0.12% of average loans, up from $537 thousand or 0.03% of average loans in the third quarter of 2014 and $2.0 million or 0.12% of average loans in the prior-year quarter. Net charge-offs for 2014 declined to 0.18% of average loans – the lowest point since 2008 – from 0.60% for 2013.

After releasing $2.1 million of reserves for loan losses in the third quarter of 2014, the Company did not record a loan loss provision for the fourth quarter of 2014. This resulted in a net release of loan loss reserves of $400 thousand for the year. In the fourth quarter of 2013, the loan loss provision was $1.6 million, resulting in a loan loss provision of $6.6 million for 2013. The allowance for loan losses was 1.33% of total loans as of December 31, 2014, compared with 1.52% of total loans at September 30, 2014, and 1.66% of total loans at December 31, 2013.

Total non-interest income was virtually flat in the fourth quarter of 2014 compared with the prior-year quarter, primarily reflecting declines in service charge fees and bankcard transaction revenue that were largely offset by higher revenue from investment management and trust services, and mortgage banking revenue. For 2014, total non-interest income increased $153 thousand or 0.4% to $39.2 million from $39.0 million in 2013, with the increase primarily reflecting higher revenue from investment management and trust services, which was partially offset by lower mortgage banking revenue. The prior year also included a bargain purchase gain of $449 thousand related to the acquisition of BANCorp during the second quarter of 2013.

Total non-interest expense for the fourth quarter of 2014 declined $125 thousand or 0.6% to $19.3 million from $19.4 million in the same period last year, primarily because of reduced losses on OREO. Total non-interest expense for 2014 increased 3% to $73.2 million compared with $71.4 million in 2013, primarily reflecting higher salaries and employee benefits attributable to the addition of lenders, investment management and trust department personnel, and operational employees to help promote and support future growth, along with the full-year impact of personnel added with the second quarter 2013 BANCorp acquisition. To a lesser extent, incentives and health insurance cost contributed to this increase. Higher salaries and employee benefits in 2014 were partially offset by the non-recurrence of 2013 acquisition costs and a net gain on OREO in 2014 versus a net loss on OREO in 2013.

In November 2014, Stock Yards Bancorp's Board of Directors declared a quarterly cash dividend of $0.23 per common share, a 5% increase over the previous quarterly dividend of $0.22 per common share. The latest dividend was distributed on December 31, 2014, to stockholders of record as of December 15, 2014.

Louisville, Kentucky-based Stock Yards Bancorp, Inc., with $2.56 billion in assets, was incorporated in 1988 as a bank holding company. It is the parent company of Stock Yards Bank & Trust Company, which was established in 1904. The Company's common shares trade on the NASDAQ Global Select Market under the symbol SYBT.

The following table provides a reconciliation of total stockholders' equity, in accordance with US GAAP, to tangible common equity, which is a non-GAAP financial measure. The Company provides the tangible common equity ratio, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

Tangible Common Equity Ratio (Dollars in thousands)

	Dec. 31, 2014	Sept. 30, 2014	Dec. 31, 2013
Total stockholders' equity (a)	$259,895	$251,446	$229,444
Less goodwill	(682)	(682)	(682)
Less core deposit intangible	(1,820)	(1,878)	(2,151)
Tangible common equity (c)	$257,393	$248,886	$226,611

Total assets (b)	$2,563,868	$2,407,871	$2,389,262
Less goodwill	(682)	(682)	(682)
Less core deposit intangible	(1,820)	(1,878)	(2,151)
Tangible assets (d)	$2,561,366	$2,405,311	$2,386,429

Total stockholders' equity to total assets (a/b)	10.14%	10.44%	9.60%
Tangible common equity ratio (c/d)	10.05%	10.35%	9.50%

The following table provides a reconciliation of net interest margin in accordance with US GAAP to core net interest margin, which is a non-GAAP financial measure. The Company provides this information to illustrate sequentially the trend in quarterly net interest margin to show the impact of prepayment fees and late charges on net interest margin.

Reconciliation of Net Interest Margin to Core

	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	March 31, 2014	Dec. 31, 2013
Net interest margin	3.67%	3.80%	3.77%	3.76%	3.61%
Prepayment penalties / late charges	(0.01)	(0.06)	(0.02)	(0.02)	(0.06)
Interest adjustment on non-accrual loans	(0.01)	0.01	--	0.01	--
Accretion of fair value adjustments	(0.01)	(0.02)	(0.02)	(0.03)	(0.02)
Core net interest margin	3.64%	3.73%	3.73%	3.72%	3.53%

This report contains forward-looking statements under the Private Securities Litigation Reform Act that involve risks and uncertainties. Although the Company's management believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could be inaccurate. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to: economic conditions both generally and more specifically in the markets in which the Company and its subsidiaries operate; competition for the Company's customers from other providers of financial services; government legislation and regulation, which change from time to time and over which the Company has no control; changes in interest rates; material unforeseen changes in liquidity, results of operations, or financial condition of the Company's customers; and other risks detailed in the Company's filings with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond the control of the Company. See Risk Factors outlined in the Company's Form 10-K for the year ended December 31, 2013.

Stock Yards Bancorp, Inc. Financial Information (unaudited)
Fourth Quarter 2014 Earnings Release
(In thousands unless otherwise noted)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Income Statement Data
Net interest income, fully tax equivalent (1)	$21,749	$20,096	$84,730	$78,306
Interest income:
Loans	$20,309	$19,941	$79,884	$78,703
Federal funds sold	77	80	292	295
Mortgage loans held for sale	46	42	174	219
Securities	2,346	2,006	8,737	7,247
Total interest income	22,778	22,069	89,087	86,464
Interest expense:
Deposits	1,002	1,178	4,321	5,011
Federal funds purchased	6	6	29	32
Securities sold under agreements to repurchase	40	40	140	146
Federal Home Loan Bank (FHLB) advances	219	230	840	887
Subordinated debentures	-	772	-	3,090
Total interest expense	1,267	2,226	5,330	9,166
Net interest income	21,511	19,843	83,757	77,298
Provision for loan losses	-	1,575	(400)	6,550
Net interest income after provision for loan losses	21,511	18,268	84,157	70,748
Non-interest income:
Investment management and trust income	4,387	4,255	18,212	16,287
Service charges on deposit accounts	2,263	2,394	8,883	8,986
Bankcard transaction revenue	1,207	1,310	4,673	4,378
Mortgage banking revenue	702	608	2,653	3,978
Loss on the sale of securities	-	-	(9)	(5)
Brokerage commissions and fees	554	466	2,060	2,159
Bank owned life insurance	228	260	927	1,031
Gain on acquisition	-	-	-	449
Other non-interest income	432	518	1,756	1,739
Total non-interest income	9,773	9,811	39,155	39,002
Non-interest expense:
Salaries and employee benefits expense	10,990	10,959	44,687	41,145
Net occupancy expense	1,532	1,427	5,963	5,615
Data processing expense	1,524	1,624	6,393	6,319
Furniture and equipment expense	220	280	1,016	1,126
FDIC insurance expense	282	376	1,314	1,431
Loss (gain) on other real estate owned	71	287	(271)	652
Acquisition costs	-	-	-	1,548
Other non-interest expenses	4,636	4,427	14,107	13,516
Total non-interest expense	19,255	19,380	73,209	71,352
Net income before income tax expense	12,029	8,699	50,103	38,398
Income tax expense	3,307	2,386	15,281	11,228
Net income	$8,722	$6,313	$34,822	$27,170

Weighted average shares - basic	14,610	14,455	14,559	14,223
Weighted average shares - diluted	14,823	14,677	14,762	14,353

Net income per share, basic	$0.60	$0.44	$2.39	$1.91
Net income per share, diluted	0.59	0.43	2.36	1.89
Cash dividend declared per share	0.23	0.21	0.88	0.81

Balance Sheet Data (at period end)
Total loans			$1,868,550	$1,721,350
Allowance for loan losses			24,920	28,522
Total assets			2,563,868	2,389,262
Non-interest bearing deposits			523,947	423,350
Interest bearing deposits			1,599,680	1,557,587
Federal Home Loan Bank advances			36,832	34,329
Stockholders' equity			259,895	229,444
Total shares outstanding			14,745	14,609
Book value per share			17.63	15.71
Market value per share			33.34	31.92

Stock Yards Bancorp, Inc. Financial Information (unaudited)
Fourth Quarter 2014 Earnings Release

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Average Balance Sheet Data
Average federal funds sold	$107,419	$116,348	$91,970	$99,381
Average mortgage loans held for sale	4,301	3,582	4,120	5,885
Average securities available for sale	425,749	378,575	392,898	337,119
Average FHLB stock and other securities	6,347	7,347	6,755	6,916
Average loans	1,815,798	1,713,062	1,773,011	1,656,777
Average earning assets	2,351,442	2,208,575	2,259,843	2,096,088
Average assets	2,492,859	2,351,127	2,398,430	2,232,868
Average interest bearing deposits	1,566,411	1,513,067	1,548,738	1,439,313
Average total deposits	2,085,692	1,949,209	2,010,823	1,843,426
Average securities sold under agreement to repurchase	68,597	66,244	61,748	60,737
Average federal funds purchased and other short term borrowings	16,299	17,102	18,211	19,546
Average Federal Home Loan Bank advances	36,862	34,341	35,709	32,518
Average subordinated debentures	-	29,221	-	30,477
Average interest bearing liabilities	1,688,169	1,659,975	1,664,406	1,582,591
Average stockholders' equity	257,047	229,685	245,425	220,107

Performance Ratios
Annualized return on average assets	1.39%	1.07%	1.45%	1.22%
Annualized return on average equity	13.46%	10.90%	14.19%	12.34%
Net interest margin, fully tax equivalent	3.67%	3.61%	3.75%	3.74%
Non-interest income to total revenue, fully tax equivalent	31.00%	32.81%	31.61%	33.25%
Efficiency ratio	61.08%	64.80%	59.09%	60.82%

Capital Ratios
Average stockholders' equity to average assets	10.31%	9.77%	10.23%	9.86%
Tier 1 risk-based capital			12.63%	12.29%
Total risk-based capital			13.86%	13.54%
Leverage			10.26%	9.75%

Loans by Type
Commercial and industrial			$577,911	$510,739
Construction and development			118,001	129,590
Real estate mortgage - commercial investment			487,822	430,047
Real estate mortgage - owner occupied commercial			340,982	329,422
Real estate mortgage - 1-4 family residential			195,102	183,700
Home equity - first lien			43,779	40,251
Home equity - junior lien			66,268	63,403
Consumer			38,685	34,198

Asset Quality Data
Allowance for loan losses to total loans			1.33%	1.66%
Allowance for loan losses to average loans	1.37%	1.66%	1.41%	1.72%
Allowance for loan losses to non-performing loans			209.76%	124.31%
Nonaccrual loans			$5,199	$15,258
Troubled debt restructuring			6,352	7,249
Loans - 90 days past due & still accruing			329	437
Total non-performing loans			11,880	22,944
OREO and repossessed assets			5,977	5,592
Total non-performing assets			17,857	28,536
Non-performing loans to total loans			0.64%	1.33%
Non-performing assets to total assets			0.70%	1.19%
Net charge-offs to average loans (2)	0.12%	0.12%	0.18%	0.60%
Net charge-offs	$2,204	$2,043	$3,202	$9,909

Stock Yards Bancorp, Inc. Financial Information (unaudited)
Fourth Quarter 2014 Earnings Release

	Five Quarter Comparison
	12/31/14	9/30/14	6/30/14	3/31/14	12/31/13
Income Statement Data
Net interest income, fully tax equivalent (1)	$21,749	$21,604	$20,900	$20,477	$20,096
Net interest income	$21,511	$21,363	$20,655	$20,228	$19,843
Provision for loan losses	-	(2,100)	1,350	350	1,575
Net interest income after provision for loan losses	21,511	23,463	19,305	19,878	18,268
Investment management and trust income	4,387	4,502	4,755	4,568	4,255
Service charges on deposit accounts	2,263	2,294	2,223	2,103	2,394
Bankcard transaction revenue	1,207	1,182	1,209	1,075	1,310
Mortgage banking revenue	702	641	722	588	608
Loss on the sale of securities	-	-	(9)	-	-
Brokerage commissions and fees	554	539	462	505	466
Bank owned life insurance	228	229	234	236	260
Other non-interest income	432	463	461	400	518
Total non-interest income	9,773	9,850	10,057	9,475	9,811
Salaries and employee benefits expense	10,990	11,855	10,724	11,118	10,959
Net occupancy expense	1,532	1,422	1,453	1,556	1,427
Data processing expense	1,524	1,591	1,718	1,560	1,624
Furniture and equipment expense	220	269	259	268	280
FDIC Insurance expense	282	340	350	342	376
Loss (gain) on other real estate owned	71	7	(6)	(343)	287
Other non-interest expenses	4,636	3,225	3,203	3,043	4,427
Total non-interest expense	19,255	18,709	17,701	17,544	19,380
Net income before income tax expense	12,029	14,604	11,661	11,809	8,699
Income tax expense	3,307	4,715	3,627	3,632	2,386
Net income	$8,722	$9,889	$8,034	$8,177	$6,313

Weighted average shares - basic	14,610	14,574	14,545	14,506	14,455
Weighted average shares - diluted	14,823	14,748	14,704	14,701	14,677

Net income per share, basic	$0.60	$0.68	$0.55	$0.56	$0.44
Net income per share, diluted	0.59	0.67	0.55	0.56	0.43
Cash dividend declared per share	0.23	0.22	0.22	0.21	0.21

Balance Sheet Data (at period end)
Cash and due from banks	$42,216	$38,302	$57,365	$42,685	$34,519
Federal funds sold	32,025	31,265	37,896	40,269	36,251
Mortgage loans held for sale	3,747	4,069	4,162	3,473	1,757
Securities available for sale	513,056	449,572	414,490	440,184	490,031
FHLB stock and other securities	6,347	6,347	6,347	7,347	7,347
Total loans	1,868,550	1,785,320	1,799,791	1,728,619	1,721,350
Allowance for loan losses	24,920	27,124	29,761	28,591	28,522
Total assets	2,563,868	2,407,871	2,411,375	2,354,238	2,389,262
Non-interest bearing deposits	523,947	491,677	462,379	436,843	423,350
Interest bearing deposits	1,599,680	1,516,144	1,525,016	1,550,544	1,557,587
Securities sold under agreements to repurchase	69,559	66,955	56,475	52,453	62,615
Federal funds purchased	47,390	16,296	59,014	18,731	55,295
Federal Home Loan Bank advances	36,832	36,919	36,067	34,288	34,329
Stockholders' equity	259,895	251,446	243,614	236,976	229,444
Total shares outstanding	14,745	14,704	14,665	14,659	14,609
Book value per share	17.63	17.10	16.61	16.17	15.71
Market value per share	33.34	30.10	29.90	31.64	31.92

Capital Ratios
Average stockholders' equity to average assets	10.31%	10.37%	10.24%	10.00%	9.77%
Tier 1 risk-based capital	12.63%	12.67%	12.28%	12.47%	12.29%
Total risk-based capital	13.86%	13.92%	13.53%	13.72%	13.54%
Leverage	10.26%	10.38%	10.19%	10.00%	9.75%

Stock Yards Bancorp, Inc. Financial Information (unaudited)
Fourth Quarter 2014 Earnings Release

	Five Quarter Comparison
	12/31/14	9/30/14	6/30/14	3/31/14	12/31/13
Average Balance Sheet Data
Average federal funds sold	$107,419	$86,252	$77,386	$96,770	$116,348
Average mortgage loans held for sale	4,301	4,934	4,438	2,783	3,582
Average investment securities	425,749	380,202	382,176	390,481	385,922
Average loans	1,815,798	1,788,786	1,759,695	1,726,610	1,713,062
Average earning assets	2,351,442	2,257,679	2,221,482	2,207,209	2,208,575
Average assets	2,492,859	2,395,274	2,357,697	2,346,314	2,351,127
Average interest bearing deposits	1,566,411	1,525,964	1,550,363	1,552,310	1,513,067
Average total deposits	2,085,692	2,000,477	1,982,180	1,973,827	1,949,209
Average securities sold under agreement to repurchase	68,597	64,985	52,396	60,895	66,244
Average federal funds purchased and other short term borrowings	16,299	17,789	22,109	16,654	17,102
Average Federal Home Loan Bank advances	36,862	36,747	34,886	34,302	34,341
Average subordinated debentures	-	-	-	-	29,221
Average interest bearing liabilities	1,688,169	1,645,485	1,659,754	1,664,161	1,659,975
Average stockholders' equity	257,047	248,412	241,376	234,587	229,685

Performance Ratios
Annualized return on average assets	1.39%	1.64%	1.37%	1.41%	1.07%
Annualized return on average equity	13.46%	15.79%	13.35%	14.14%	10.90%
Net interest margin, fully tax equivalent	3.67%	3.80%	3.77%	3.76%	3.61%
Non-interest income to total revenue, fully tax equivalent	31.00%	31.32%	32.49%	31.63%	32.81%
Efficiency ratio	61.08%	59.48%	57.18%	58.57%	64.80%

Loans by Type
Commercial and industrial	$577,911	$550,487	$558,720	$511,247	$510,739
Construction and development	118,001	121,141	124,390	117,317	129,590
Real estate mortgage - commercial investment	487,822	445,512	458,101	448,255	430,047
Real estate mortgage - owner occupied commercial	340,982	343,218	334,016	329,260	329,422
Real estate mortgage - 1-4 family residential	195,102	192,282	189,192	185,775	183,700
Home equity - 1st lien	43,779	39,344	39,050	40,700	40,251
Home equity - junior lien	66,268	65,181	64,162	62,605	63,403
Consumer	38,685	28,155	32,160	33,460	34,198

Asset Quality Data
Allowance for loan losses to total loans	1.33%	1.52%	1.65%	1.65%	1.66%
Allowance for loan losses to average loans	1.37%	1.52%	1.69%	1.66%	1.66%
Allowance for loan losses to non-performing loans	209.76%	132.26%	153.00%	139.74%	124.31%
Nonaccrual loans	$5,199	$13,845	$11,985	$12,741	$15,258
Troubled debt restructuring	6,352	6,456	7,118	7,280	7,249
Loans - 90 days past due & still accruing	329	207	348	439	437
Total non-performing loans	11,880	20,508	19,451	20,460	22,944
OREO and repossessed assets	5,977	2,768	2,968	2,935	5,592
Total non-performing assets	17,857	23,276	22,419	23,395	28,536
Non-performing loans to total loans	0.64%	1.15%	1.08%	1.18%	1.33%
Non-performing assets to total assets	0.70%	0.97%	0.93%	0.99%	1.19%
Net charge-offs to average loans (2)	0.12%	0.03%	0.01%	0.02%	0.12%
Net charge-offs	$2,204	$537	$180	$281	$2,043

Other Information
Total assets under management (in millions)	$2,271	$2,228	$2,360	$2,279	$2,229
Full-time equivalent employees	524	527	528	522	519

(1) - Interest income on a fully tax equivalent basis includes the additional amount of interest income that would have been earned if investments in certain tax-exempt interest earning assets had been made in assets subject to federal, state and local taxes yielding the same after-tax income.
(2) - Interim ratios not annualized

CONTACT:
Stock Yards Bancorp, Inc.
Nancy B. Davis, 502-625-9176
Executive Vice President and Chief Financial Officer